[CHASE LOGO]                                 [CHEMICAL LOGO]

                          NEWS RELEASE



                              Press Contact:      John Stefans
                                                  212-270-7438

                              Investor Contact:   John Borden
                                                  212-270-7318





     New York, February 1, 1996 Chemical Banking Corporation and The Chase Manhattan Corporation announced today that the effective date of the merger of their holding companies will be March 31, 1996.

     The companies noted that all approvals have been received and that merger planning and preparation are proceeding extremely well. They said that their near-term priority is to provide excellent service while ensuring that the merger becomes a seamless event for their customers.

     Chemical and Chase said that the merger of their subsidiary banks, Chemical Bank and The Chase Manhattan Bank, N.A., will occur later in 1996 in accordance with their original plans.






65422